UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

Golden Ally Lifetech Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51185	16-1732674
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

901 S. Mopack Exp Building 1, Suite 300, Austin, TX 78746

(Address of principal executive offices)

512-430-1553

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 5, 2022, Ciro E. Adams, CPA, LLC (“Ciro Adams”), the independent registered public accounting firm to Golden Ally Lifetech Group, Inc. (the “Company”) resigned as auditors of the Company. The resignation of Ciro Adams was a result of that firm winding down and ceasing operations. Ciro Adams served as our independent registered public accounting firm since April 10, 2022 (the “Engagement Date”).

Ciro Adams was not engaged until after the Company’s most recent fiscal year, and to date has not prepared or submitted a report on the Company’s financial statements for any fiscal year. During period from the Engagement Date and through the date of filing of this Report, (a) there have been no disagreements with Ciro Adams, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ciro Adams, would have caused Ciro Adams to make reference to the subject matter of the disagreement in connection with its reports; (b) no such disagreement was discussed with our board of directors as a whole; and (c) there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Ciro Adams has provided us with a letter addressed to the Securities and Exchange Commission stating it agrees with the statements in this Report. A copy of the letter is filed concurrently herewith as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished with this report:

16.1	Letter from Ciro. E. Adams, CPA, LLC
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ALLY LIFETECH GROUP, INC.

Dated: October 11, 2022	By:	/s/ Oliver Keren Ban
	Name:	Oliver Keren Ban
	Title:	Chief Executive Officer